EXHIBIT 21

                 Subsidiaries of the Registrant

The table below indicates each of the Registrant's subsidiaries, each subsidiary's jurisdiction of incorporation, and the percentage of its voting securities owned by the Registrant or its subsidiaries.


                                       State or
                                      country of        Percentage
                                    incorporation      of voting
Subsidiaries                       or organization     securities    Owned by
------------------------------------------------------------------------------------------------

Industrial Airsystems, Inc.         Minnesota              100%      Registrant
Manufacturera Mexicana de
   Partes de Automoviles,
   S.A. ("Mexpar")                  Mexico                 100%      Registrant<F1>
Modine, Inc.                        Delaware               100%      Registrant
Modine Acquisition Corp.            Delaware               100%      Registrant
Modine Aftermarket
   Holdings, Inc.                   North Carolina         100%      Registrant
Modine Asia K.K.                    Japan                  100%      Registrant
Modine Austria Ges.m.b.H            Austria                100%      Registrant
Modine  Holding Ltda.<F2>           Brazil                99.9%      Modine, Inc.<F3>
Modine of Canada, Ltd.              Canada                 100%      Registrant
Modine Climate Systems,Inc.         Kentucky               100%      Registrant
Modine Export Sales Corp.           Barbados               100%      Registrant
Modine Foundation, Inc.             Wisconsin              100%      Registrant
Modine Manufacturing
   Company Foundation, Inc.         Wisconsin              100%      Registrant
Modine of Puerto Rico, Inc.         Delaware               100%      Registrant
Radman, Inc.                        Michigan               100%      Registrant

Modine Holding GmbH                 Germany                100%      Modine, Inc.
Modine Transferencia de
   Calor, S.A. de C.V.              Mexico                99.6%      Modine, Inc.<F3>
NRF B.V.                            The Netherlands        100%      Modine, Inc.
Modine Climate Systems GmbH         Germany                100%      Modine Climate Systems Inc.
Modine Automobiltechnik GmbH        Germany                100%      Modine Holding GmbH
Modine Bernhausen GmbH              Germany                100%      Modine Holding GmbH
Modine Europe GmbH                  Germany                100%      Modine Holding GmbH
Modine Grundstucksverwaltungs       Germany                100%      Modine Holding GmbH
   GmbH
Modine Hungaria Kft.                Hungary                100%      Modine Holding GmbH
Modine Kirchentellinsfurt GmbH      Germany                100%      Modine Holding GmbH
Modine Montage GmbH                 Germany                100%      Modine Holding GmbH
Modine Neuenkirchen GmbH            Germany                100%      Modine Holding GmbH
Modine Pontevico S.r.l.             Italy                  100%      Modine Holding GmbH
--------------------------
<F1>    Less than one percent of Mexpar is held by Modine, Inc.
<F2>    Modine Holding Ltda. owns a 50% share of Radiadores Visconde
        S/A, formerly known as Modine do Brasil Ltda.
<F3>    Balance of voting securities held by the Registrant.

                                EXHIBIT 21 continued

                                       State or
                                      country of        Percentage
                                    incorporation      of voting
Subsidiaries                       or organization     securities    Owned by
------------------------------------------------------------------------------------------------

Modine Tubingen GmbH                Germany                100%      Modine Holding GmbH
Modine Uden B.V.                    The Netherlands        100%      Modine Holding GmbH
NRF B.V.B.A.                        Belgium                100%      NRF B.V.
NRF Deutschland GmbH                Germany                100%      NRF B.V.
NRF Espania S.A.                    Spain                  100%      NRF B.V.
NRF France SARL                     France                 100%      NRF B.V.
NRF Handelgesellschaft mbH          Austria                100%      NRF B.V.
NRF Italia SRL                      Italy                  100%      NRF B.V.
NRF Poland Spolka Z.O.O.            Poland                 100%      NRF B.V.
NRF Switzerland AG                  Switzerland            100%      NRF B.V.
NRF UK Ltd.                         United Kingdom         100%      NRF B.V.


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